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                                                                  Exhibit 10.3.2

                            OPTION GRANT CERTIFICATE

        ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation ("Enhance"), hereby grants to ______________________ (the "Director") an Option to purchase _______ shares (the "Option Shares") of Common Stock pursuant to Enhance's Non-Employee-Director Stock Option Plan (as such may be amended from time to time, the "Plan").

                            1. BASIC TERMS OF OPTION

(a) TERM OF OPTION. The Option shall expire December 31, 2009.

(b) EXERCISE PRICE. The exercise price shall be $16.50 per share of Common Stock (the "Purchase Price").


(c) VESTING. The Option shall become exercisable in equal installments in accordance with Article 3.

(d) METHOD OF EXERCISE. The Option may be exercised by the Director in accordance with the terms hereof and of the Plan for any and all Option Shares by written notice (the "Exercise Notice") from the Director to the Company or its designee in such form as the Company shall prescribe. Payment of the Purchase Price may be made in the form of cash or shares of Common Stock, as permitted by the Plan, and shall accompany the Exercise Notice to the Company.

                                2. OPTION SHARES

(a) STATUS OF OPTION SHARES. Effective upon the exercise of the Option in whole or in part and the receipt by Enhance of the Purchase Price for the Option Shares being purchased, the Director shall be the holder of record of such shares and shall have all of the rights of a shareholder with respect thereto (including the right to vote such shares at any meeting at which the holders of the Common Stock may vote, the right to receive all dividends declared and paid upon such shares and the right to exercise any rights or warrants issued in respect of any such shares). Enhance shall, upon receipt of the Purchase Price, issue in the name of the Director a certificate representing the Option Shares purchased from time to time.

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(b) OPTION SHARES UNREGISTERED. As of the date of grant of the Option, the
Option Shares are subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act"). However, Enhance is under no obligation to (i) maintain such registration of the Option Shares under the Act or (ii) if such registration is not effective upon the exercise of the Option in full and the sale of the Option Shares, to register the Option Shares under the Act in connection with any future public offering of Enhance's securities or otherwise. Unless the Option Shares issuable upon a given exercise shall then be subject to an effective registration statement under the Act, the certificate representing such shares shall bear the following legend or such other legend as Enhance's counsel may deem appropriate:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may in no event be offered, sold, transferred or assigned unless and until the shares have been so registered or, in the opinion of counsel to Enhance Financial Services Group Inc., an exemption from such registration is available."

(c) INVESTMENT INTENT. If the certificate representing the Option Shares issuable upon a given exercise is required to bear the legend set forth above (or a legend to like effect), the Director shall, by such exercise of the Option, be deemed conclusively to represent to and agree with Enhance that the Director is acquiring the Option Shares then being purchased for his or her own account and not for the account of others, for investment only and not with a view to public sale or distribution.

(d) PRIOR CONDITIONS. Enhance shall not be required to issue or deliver any certificate representing Option Shares prior to (i) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed,
(ii) the completion of any registration or any other qualification of such shares under any federal or state law or any rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which Enhance shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to Enhance, upon its request, of any amount requested by Enhance for the purposes of satisfying its liability, if any, to withhold taxes of any kind or any other applicable assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of the Option.

                              3. VESTING OF OPTION

(a) VESTING CONDITIONS. If the Director remains continuously as a director of Enhance or an Insurance Subsidiary through the close of business on each date indicated in Column I below, the Option shall thereupon vest (on a cumulative basis) as to the portion of the Option Shares indicated opposite such date in Column II below:


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

                        (I)                                      (II)
                                                                 the %
                                                           (or additional %)
               If directorship                                of the Option
               continues through               then          which vests is
               -----------------               ----          --------------
               December 31, 2000                                  50%
               December 31, 2001                                  50%



(b) EFFECT OF TERMINATION OF DIRECTORSHIP. If the Director's service as a director of Enhance and its Insurance Subsidiaries is terminated for any reason whatsoever before all installments of the Option shall have vested pursuant to Paragraph 3(a), then any portion of the Option which is not vested at the time of such termination shall automatically terminate on the date of the termination of his or her service as a director, and all rights and interests of the Director in and to such unvested portion of the Option shall thereupon terminate. Should the Director's service be terminated before any given date set forth in Paragraph 3(a) upon his or her death or Disability, then the installments of the Option which are vested at the time of such termination shall remain exercisable in accordance with the terms hereof as if such termination of service shall not have occurred. Should the Director's service be terminated before either date set forth in Paragraph 3(a) under any other circumstances, the vested portion of the Option not subsequently exercised on or before the 180th day after such termination shall thereupon automatically terminate.

(c) EFFECT OF LEAVE OF ABSENCE. A leave of absence from Enhance or any Insurance Subsidiary which is approved by the Board with specific reference to the grant evidenced by this Certificate shall not be considered a termination of the Director's service as a director of Enhance for purposes of this Article 3 or any other provision of this Certificate, provided that each date set forth in the table in Paragraph 3(a) which shall follow the commencement of the leave of absence shall be automatically deferred for a period equal to the period of the leave of absence.

(d) BOARD'S RIGHT OF WAIVER OR ACCELERATION. Any provision of this Article 3 to the contrary notwithstanding, the Board reserves the right, in its sole discretion, to waive any condition to the vesting of the Option and accelerate the date on which any installment of the Option shall vest in the event of a change in control of Enhance or otherwise.

(e) ENHANCE'S TERMINATION OF VESTED PORTION OF OPTION. At any time on or after the date on which the Director's service as a director of Enhance and each Insurance Subsidiary is terminated for any reason (whether voluntarily or involuntarily and whether by the Director or by Enhance or an Insurance Subsidiary) and prior to the exercise or expiration thereof, Enhance may cause the vested portion of the Option to terminate. Enhance may make such election by giving to the Director written notice of such termination on or before the date thereof. To effect such termination, Enhance shall, in addition to giving such notice, pay the Director a lump sum amount in cash equal to the excess, if any, of (i) the then Fair Market Value of the Option Shares issuable upon the exercise of the vested portion of the Option


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over (ii) the Purchase Price for such shares. If such excess equals zero or a negative amount, then Enhance shall be entitled to terminate the vested portion of the Option merely by giving the aforesaid written notice to the Director.

(f) DEFINITION. "Disability" means a disability which would entitle the Director, were he or she a senior executive officer of the Enhance, to benefits under the long-term disability insurance program of Enhance applicable to such executive officer or which would entitle such executive officer to such benefits after any applicable waiting period.

                              4. GENERAL PROVISIONS

(a) ADMINISTRATION AND CONSTRUCTION. The provisions hereof shall be administered and construed by the Board (or a Committee thereof), whose decisions shall be conclusive and binding on Enhance, the Director and anyone claiming under or through either of them. Without limiting the generality of the foregoing, any determination as to whether or not an event has occurred or failed to occur which causes any unvested portion of the Option to be forfeited or become vested pursuant hereto, shall be made in the good faith but otherwise absolute discretion of the Board. By the Director's acceptance of this Certificate, the Director and each person claiming under or through the Director irrevocably consents and agrees to all actions, decisions and determinations to be taken or made by the Board in good faith pursuant to this Certificate and the Plan.

(b) OPTION NOT ASSIGNABLE OR TRANSFERABLE. The Option is not assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature. Any rights of the Director hereunder shall be exercisable during the Director's lifetime only by such Director or by his or her guardian or legal representative.

(c) NO DIRECTORSHIP RIGHTS. No provision of this Certificate or of the Plan shall confer upon the Director any right to continue as a director of Enhance or an Insurance Subsidiary or shall in any way affect the right of the shareholders of Enhance or of the shareholder of the Insurance Subsidiaries for any reason or no reason to remove or decline to re-elect the Director or the right of the Board to refrain from nominating the Director for re-election to the Board (if he or she is a director of Enhance) at any time or shall impose upon Enhance any liability for any forfeiture of any unvested portion of the Option which may result under this Certificate if the Director's service is so terminated.

(d) RECAPITALIZATION. If the Director receives, with respect to the Option, any other option or warrant to purchase securities of Enhance, of a Subsidiary or of any other entity as a result of any recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such other option or warrant received by the Director shall likewise be subject to the terms and conditions of this Certificate and shall be included in the term "Option." Similarly, any securities or other property as to which such other option or warrant is exercisable shall be included in the term "Option Shares." In the event of any such


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corporate change, the Purchase Price set forth in Paragraph 1(b) shall be appropriately adjusted by the Board such that the aggregate price for all such Option Shares is not changed.

(e) LEGAL REPRESENTATIVE. In the event of the Director's death or a judicial determination of the Director's incompetence, reference in this Certificate to the Director shall be deemed to refer to the Director's legal representative or, where appropriate, to the Beneficiary.

(f) HOLIDAYS. If any event provided for in this Certificate is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

(g) NOTICES TO ENHANCE. Any notice or other communication to Enhance pursuant to any provision of this Certificate shall be deemed to have been delivered when delivered in person to the Corporate Secretary of Enhance or when deposited in the United States mail, first class postage prepaid, addressed to the Corporate Secretary of Enhance at 335 Madison Avenue, New York, New York 10017 or the address of such other location to which the principal offices of Enhance shall be moved.

(h) NOTICES TO THE DIRECTOR. Any notice or other communication to the Director pursuant to any provision of this Certificate shall be deemed to have been delivered when delivered to the Director in person or when deposited in the United States mail, first class postage prepaid, addressed to the Director at his or her address as reflected in the records of Enhance or at such other address of which the Director may from time to time give Enhance written notice in accordance with Paragraph 4(g).

(i) AGREEMENT SUBJECT TO PLAN. This Option Grant Certificate is being executed and delivered pursuant to and is subject in all events to the Plan, a copy of which has heretofore been delivered to the Director or is being delivered to the Director concurrently with this Certificate and which is incorporated in this Certificate by reference. Each provision of this Certificate shall be administered and construed in accordance with the Plan, and any provision that cannot be so administered or construed shall to that extent be disregarded.


                                       ENHANCE FINANCIAL SERVICES
                                             GROUP INC.


Date:  As of December 31, 1999         By: ______________________
                                           Samuel Bergman
                                           Executive Vice President




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